Exhibit 10.4
AMENDMENT TO THE
LIGHTING SCIENCE GROUP CORPORATION
AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN
     This AMENDMENT TO THE LIGHTING SCIENCE GROUP CORPORATION AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN (this “Amendment”), dated as of August 21, 2009, is made and entered into by Lighting Science Group Corporation, a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan (the “Plan”).
RECITALS
     WHEREAS, Section 10(c) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time, provided that any amendment to increase the share limitation shall be subject to the approval of the Company’s stockholders;
     WHEREAS, the Board desires to amend the Plan, subject to stockholder approval, to increase the aggregate number of shares of Stock that may be issued or transferred under the Plan set forth in Section 4 of the Plan; and
     WHEREAS, the Board intends to submit this Amendment to the Company’s stockholders for approval no later than the next annual meeting of the stockholders.
     NOW, THEREFORE, in accordance with Section 10(c) of the Plan, the Company hereby amends the Plan as follows:
     1. Section 4(a) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:
          Section 4. Stock Subject to Plan.
                         (a) Overall Number of Shares Available for Delivery
               Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan, from inception, is 20,000,000, 100% of which may be granted as Incentive Stock Options.
     2. Section 5 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:
          Section 5. Eligibility; Per Person Award Limitations.
               Awards may be granted under this Plan only to Eligible Persons. In each fiscal year during any part of which this Plan is in effect, a Covered Employee may not be granted Awards relating to more than 2,500,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, and in the case of Awards the value of which is not directly related to the value of the Stock, Awards the value of which at the time of payment exceeds $500,000.

     3. This Amendment shall be effective on the date first set forth above. In the event stockholder approval of this Amendment is not obtained within 12 months of the date the Board approved this Amendment, the additional shares added to the Plan pursuant to this Amendment shall not be available for grant as Incentive Stock Options within the meaning of Section 422 of the Code.
     4. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.
[Signature page to follow]

     IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

LIGHTING SCIENCE GROUP CORPORATION
By:	/s/ Zachary S. Gibler
	Name:	Zachary S. Gibler
	Title:	Chief Executive Officer

3